Exhibit 32

CERTIFICATION

PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF

THE UNITED STATES CODE AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Alfred R. Camner, Chief Executive Officer, and I, Humberto L. Lopez, Chief Financial Officer, of BankUnited Financial Corporation, a Florida corporation (the “Company”), each hereby certifies that:

(1)
The Company’s quarterly report on Form 10-Q for the three months ended June 30, 2005 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
/s/ ALFRED R. CAMNER	/s/ HUMBERTO L. LOPEZ
Alfred R. Camner	Humberto L. Lopez
Dated: August 9, 2005	Dated: August 9, 2005